CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Legal Counsel” in the Prospectuses and Statements of Additional Information of MFAM Global Opportunities Fund, MFAM Mid-Cap Growth Fund, MFAM Emerging Markets Fund, Motley Fool 100 Index ETF and MFAM Small-Cap Growth ETF and under the caption “Counsel” in all the other Statements of Additional Information that are included in Post-Effective Amendment No. 249 to the Registration Statement (No. 33-20827; 811-5518) on Form N-1A of The RBB Fund, Inc., under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

December 21, 2018